EXHIBIT 23(A) - INDEPENDENT AUDITORS' CONSENT

INDEPENDENT AUDITORS' CONSENT

National Western Life Insurance Company
Austin, Texas

We consent to the incorporation by reference in Registration Statement No. 333-38549 of National Western Life Insurance Company on Form S-8 of our report dated March 8, 2002, appearing in this Annual Report on Form 10-K of National Western Life Insurance Company for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 28, 2002